ESPAIDER: ADT:01694/20
Exhibit 4.45

SECOND AMENDMENT TO THE SERVICE AGREEMENT AND OTHER COVENANTS

By this private instrument, the Parties, on one side,

UNIVERSO ONLINE S.A., a corporation headquartered at Avenida Brigadeiro Faria Lima 1384, 6º andar, in the City of São Paulo, State of São Paulo, enrolled with the Corporate Taxpayers’ Registry of the Ministry of Finance (CNPJ/MF) under No. 01.109.184/0001-95, herein represented pursuant to its Bylaws, hereinafter simply referred to as “UOL” and/or “CLIENT 1”;

PAGSEGURO INTERNET S.A., a corporation headquartered at Avenida Brigadeiro Faria Lima, No. 1384, 4º andar, Parte A, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 08.561.701/000101, herein represented pursuant to its Bylaws, hereinafter simply referred to as “PAGSEGURO” and/or “CLIENT 2”;

UOL CURSOS TECNOLOGIA EDUCACIONAL LTDA., a limited liability company headquartered at Alameda Barão de Limeira, 425, 7º andar, parte C, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 17.543.049/0001-93, herein represented pursuant to its corporate acts, hereinafter simply referred to as “UOL CURSOS” and/or “CLIENT 3”;

UOL DIVEO TECNOLOGIA LTDA., a limited liability company headquartered at Alameda Barão de Limeira, 425, 1º andar, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 01.588.770/0001-60, herein represented pursuant to its corporate acts, hereinafter simply referred to as “UOL DIVEO” and/or “CLIENT 4”;

CIATECH TECNOLOGIA EDUCACIONAL LTDA., a limited liability company headquartered at Alameda Barão de Limeira, nº 425, 7º andar, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 01.367.958/000188, herein represented pursuant to its Articles of Organization, hereinafter simply referred to as “CIATECH” and/or “CLIENT 5”;

All Parties mentioned above are jointly referred to as “CLIENTS” or, individually, as “CLIENT”; and on the other side:

INVILLIA - DESENVOLVIMENTO DE PRODUTOS DIGITAIS LTDA., headquartered at Rua Padre Duarte, Nº 151, Conj. 181 Edif. Empresarial América, Centro, Araraquara – SP, enrolled with CNPJ/MF under No. 04.654.734/0001-45, herein duly represented pursuant to its corporate acts in force, hereinafter referred to as SERVICE PROVIDER.

Now, therefore, the Parties have agreed, pursuant to law, to enter into this Second Amendment to the “Service Agreement and Other Covenants” executed on [******] (“Agreement”), which shall bind the Parties and their successors at any time and on any account, under the following terms and conditions:

SECTION 1 - PRICE ADJUSTMENT

1.1.The purpose of this instrument is to establish the adjustment agreed between the Parties for the prices due related to the Agreement, which shall be [*****] starting from [******], regardless of any other index or provision, applicable to all services/proposals bound by this Agreement.

1.2.The SERVICE PROVIDER irrevocably gives release to the CLIENTS, and the CLIENTS do not owe any amounts that have become due until the date of execution hereof, concerning the services that have been rendered.

ESPAIDER: ADT:01694/20

SECTION 2 – INCLUSION OF CLIENTS

2.1.The Parties hereby include the companies [*****] in the Agreement, as CLIENTS, pursuant to their qualification in the preamble hereof.

2.1.1The CLIENTS may individually request the provision of services to the SERVICE PROVIDER, subject to the conditions set forth in the Agreement.

2.1.2The billing and payment for the services shall be made pursuant to the Agreement, directly between the SERVICE PROVIDER and the CLIENT who requests the services, including the information of each party.

2.1.3It is not established, by force of this amendment or the Agreement, any joint and several liability between the CLIENTS, who shall be individually liable for its own contracts.

2.1.4[*****] represent to acknowledge all clauses and conditions of the Agreement, undertaking to fully comply with each of them.

SECTION 3 – RATIFICATION

3.1. The Parties ratify all other terms and conditions of the Agreement, making it clear that the terms and clauses that have not been expressly changed by this document shall remain unchanged and fully effective.

IN WITNESS WHEREOF, the Parties have executed this instrument in two (02) counterparts, same in form and content, in the presence of two (02) undersigned witnesses.

São Paulo, August 20, 2020.

[signature]	[signature]
UNIVERSO ONLINE S.A.

[signature]	[signature]
PAGSEGURO INTERNET S.A.

[signature]	[signature]
UOL CURSOS TECNOLOGIA EDUCACIONAL LTDA.

[signature]	[signature]
UOL DIVEO TECNOLOGIA LTDA.

[signature]	[signature]
CIATECH TECNOLOGIA EDUCACIONAL LTDA

ESPAIDER: ADT:01694/20

[signature]
INVILLIA - DESENVOLVIMENTO DE PRODUTOS DIGITAIS LTDA.

Witnesses:

1. [signature]	2. [signature]
Name:	Name:
CPF:	CPF: